Exhibit 99.1

OmniAb Reports Second Quarter 2023 Financial Results and Business Highlights
Conference Call with Slides Begins at 4:30 p.m. Eastern Time Today

EMERYVILLE, Calif. (August 10, 2023) – OmniAb, Inc. (NASDAQ: OABI) today reported financial results for the three and six months ended June 30, 2023, and provided operating and partner program updates.

“Our business continued to grow and perform well during the second quarter with advancements in business development and progress across partner programs. The addition of four new partners during the quarter, including Merck & Co. and Neurocrine Biosciences, highlights the relevance and robustness of our technology platform. Existing partners made progress with two new programs entering the clinic and the total number of active programs increased to 305,” said Matt Foehr, Chief Executive Officer of OmniAb, Inc.

“Our ion channel business continues to identify and explore high-value targets and one of the GSK programs achieved a key milestone in its discovery process. We look forward to providing updates related to our current partners as well as to securing additional partnerships,” he added.

Second Quarter 2023 Financial Results

Revenue for the second quarter of 2023 was $6.9 million, compared with $7.2 million for the same period in 2022. Milestone revenue was higher due to progress with the batoclimab program. Service revenue was lower primarily related to the completion of work on certain ion channel programs and a one-time adjustment related to the extension of one of our programs with GSK, partially offset by the recognition of a portion of a research progression milestone achieved in the quarter.

Research and development expense was $14.1 million for the second quarter of 2023, compared with $11.5 million for the same period in 2022, with the increase primarily due to higher personnel and facility costs. General and administrative expense was $8.7 million for the second quarter of 2023, compared with $5.0 million for the same period in 2022, with the increase primarily due to higher personnel costs and expenses related to being an independent publicly traded company.

Net loss for the second quarter of 2023 was $14.7 million, or $0.15 per share, compared with a net loss of $10.3 million, or $0.12 per share, for the same period in 2022.
Year-to-Date Financial Results

Revenue for the six months ended June 30, 2023 was $23.9 million, compared with $16.8 million for the same period in 2022. Milestone revenue was higher, primarily due to the recognition of a $10.0 million milestone payment related to the first commercial sale of TECVAYLI® (teclistamab) in the European Union and progress with the batoclimab program. Service revenue was lower primarily related to the completion of work on certain ion channel programs and a one-time adjustment related to the extension of one of our programs with GSK, partially offset by the recognition of a portion of a research progression milestone achieved in the quarter.

Research and development expense was $27.9 million for the six months ended June 30, 2023, compared with $22.3 million for the same period in 2022, with the increase primarily due to higher personnel and facility costs. General and administrative expense was $16.9 million for the six months ended June 30, 2023, compared with $9.1 million for the same period in 2022, with the increase primarily due to higher personnel costs and expenses related to being an independent publicly traded company.

Net loss for the six months ended June 30, 2023 was $20.8 million, or $0.21 per share, compared with a net loss of $16.6 million, or $0.20 per share, for the same period in 2022.

As of June 30, 2023, OmniAb had cash, cash equivalents and short-term investments of $103.1 million. The Company continues to expect its cash, cash equivalents and short-term investments balance at year-end 2023 to be slightly higher than year-end 2022. Current cash, cash equivalents and short-term investments, along with the cash OmniAb generates from operations, are expected to be sufficient to fund operations for the foreseeable future.

On November 1, 2022, OmniAb completed a spin-off from Ligand Pharmaceuticals Incorporated (NASDAQ: LGND), resulting in OmniAb becoming an independent publicly traded company. Financial results prior to November 1, 2022, are presented on a carve-out basis derived from Ligand’s historical accounting records, as if OmniAb were an independent company.

Second Quarter 2023 and Recent Business Highlights

During the second quarter of 2023, OmniAb entered into four new license agreements including with Merck & Co., Inc., Neurocrine Biosciences Inc., Stanford University and Seattle Children’s Hospital. These additions bring the total active partner count to 74.

Programs by OmniAb’s partners continued to progress during the quarter, including two entering the clinic. Immunovant’s IMVT-1402, a next-generation FcRn antagonist, and Gloria’s GLS-012 (anti-LAG-3), initiated Phase 1 clinical trials in China. In addition, the Biologics License Application for batoclimab was accepted by the National Medical Products Administration of China (NMPA). Batoclimab continues to progress in clinical trials in other geographies. As of June 30, 2023, the Company’s partners had a total of 305 active programs. There are 29 active programs that have advanced into the clinical stage or later, including three approved drugs, one under regulatory review and 25 in various stages of clinical development.

Second quarter 2023 and recent partner highlights include the following:

Batoclimab

•OmniAb earned milestone revenue related to the advancement of batoclimab into pivotal studies in two additional indications: thyroid eye disease and chronic inflammatory demyelinating polyneuropathy. These indications are in addition to the ongoing Phase 3 study in generalized myasthenia gravis (gMG).
•Harbour BioMed announced the NMPA accepted the Biologics License Application of batoclimab for the treatment of gMG.

•HanAll Biopharma announced it is progressing toward initiation of a Phase 3 clinical study in Japan later this year with batoclimab in gMG.

IMVT-1402

•Immunovant announced it received Investigational New Drug clearance from the U.S. Food and Drug Administration (FDA) for IMVT-1402, a subcutaneously-administered FcRn inhibitor, and initiated a Phase 1 clinical trial in healthy volunteers. This trial will evaluate the safety, tolerability and pharmacodynamics of IMVT-1402. Initial data are expected later this year.

GLS-012

•Gloria Pharmaceuticals initiated a Phase 1/2 study in China to investigate the safety, tolerability and preliminary efficacy of GLS-012 (anti-LAG-3) monotherapy and in combination with GLS-010 in subjects with advanced solid tumors after progression on standard treatment.

CSX-1004

•Cessation Therapeutics announced that the FDA has authorized the company to initiate a clinical trial in the U.S. for CSX-1004, a monoclonal antibody designed specifically to prevent fentanyl overdose. Cessation announced plans to begin trials with the first cohort of subjects in August of 2023.

APVO436

•Aptevo Therapeutics announced that its bispecific acute myeloid leukemia (AML) drug candidate APVO436, in combination with emerging standard-of-care venetoclax and azacitidine, achieved positive duration of remission results in its Phase 1b dose-escalation trial. Aptevo intends to conduct two Phase 2 clinical trials to include relapsed/refractory AML patients beginning in the second half of 2023 and frontline patients beginning in the first half of 2024.

GSK Program-1 (Ion Channels and Transporters)

•OmniAb achieved a research progression milestone for small molecule inhibitors of a genetically-validated target relevant to neurological diseases in collaboration with GSK. Upon this achievement, OmniAb was entitled to a progression milestone payment of $2.0 million.

In May 2023, OmniAb highlighted some of its new technology at the 19th Annual PEGS Boston Conference and Expo, including a presentation on its OmniDeepTM platform. OmniDeep is a suite of in silico tools for therapeutic discovery and optimization that are woven throughout OmniAb’s various technologies and capabilities. OmniDeep facilitates rapid identification of candidates with the right affinity, specificity and developability profiles to make drug development more effective and efficient.
Conference Call and Webcast

OmniAb management will host a conference call with slides today beginning at 4:30 p.m. Eastern time to discuss this announcement and answer questions. To participate via telephone, please dial (888)

396-8049 using the conference ID 10758721. Slides, as well as the live and replay webcast of the call, are available at https://investors.omniab.com/investors/events-and-presentations/default.aspx.
About OmniAb®

OmniAb’s discovery platform provides pharmaceutical industry partners access to diverse antibody repertoires and high-throughput screening technologies to enable discovery of next-generation therapeutics. At the heart of the OmniAb platform is the Biological Intelligence™ (BI) of our proprietary transgenic animals, including OmniRat®, OmniChicken® and OmniMouse® that have been genetically modified to generate antibodies with human sequences to facilitate development of human therapeutic candidates. OmniFlic® (transgenic rat) and OmniClic® (transgenic chicken) address industry needs for bispecific antibody applications though a common light chain approach, and OmniTaur™ features unique structural attributes of cow antibodies for complex targets. We believe the OmniAb animals comprise the most diverse host systems available in the industry and they are optimally leveraged through computational antigen design and immunization methods, paired with high-throughput single B cell phenotypic screening and mining of next-generation sequencing datasets with custom algorithms to identify fully human antibodies with superior performance and developability characteristics. These proprietary technologies are joined with and leverage OmniDeepTM, which is a suite of in silico tools for therapeutic discovery and optimization that are woven throughout OmniAb’s various technologies and capabilities. Additionally, an established core competency focused on ion channels and transporters further differentiates OmniAb’s technology and creates opportunities in many emerging target classes. OmniAb antibodies have been leveraged across modalities, including bispecific antibodies, antibody-drug conjugates and others.

The OmniAb suite of technologies span from BI-powered repertoire generation to cutting-edge antibody discovery and optimization offering a highly efficient and customizable end-to-end solution for the growing discovery needs of the global pharmaceutical industry.

For more information, please visit www.omniab.com.

Forward-Looking Statements

OmniAb cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. Words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or continue” and similar expressions, are intended to identify forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: the growth prospects of our business and the discovery needs of the pharmaceutical industry; the expected performance of, our technologies and the opportunities they may create; the ability to add new partners and programs; scientific presentations and clinical and regulatory events of our partners and the timing thereof; expected cash runway; and the future balance of cash, cash equivalents and short-term investments. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our future success is dependent on acceptance of our technology platform by new and existing partners, as well as on the eventual development, approval and commercialization of products developed by our partners for which we have no control over the development plan, regulatory strategy or commercialization efforts; biopharmaceutical development is inherently uncertain; risks arising from changes in technology; the competitive environment in the life sciences and biotechnology platform market; our failure to maintain, protect and defend our intellectual property rights; difficulties with performance of third parties we will rely on for our business; regulatory developments in the United States and foreign countries; unstable market and economic conditions, including adverse developments with respect to financial institutions and associated liquidity risk, may have serious adverse consequences on our business, financial condition and stock price; we may use our capital resources sooner than we expect; and other risks described in our prior press releases and filings with the SEC, including under the heading “Risk Factors” in the our annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Partner Information

The information in this press release regarding partnered products and programs comes from information publicly released by our partners.

Contacts:
OmniAb, Inc.
Neha Singh, Ph.D.
investors@OmniAb.com
Twitter @OmniAbTech
(510) 768-7760
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OMNIAB, INC.
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,988	$33,390
Short-term investments	82,161	54,875
Accounts receivable, net	8,611	30,290
Prepaid expenses and other current assets	4,180	6,395
Total current assets	115,940	124,950
Intangible assets, net	161,921	167,242
Goodwill	83,979	83,979
Property and equipment, net	19,226	19,979
Operating lease right-of-use assets	20,827	21,483
Other long-term assets	3,346	3,579
Total assets	$405,239	$421,212
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,359	$2,971
Accrued expenses and other current liabilities	4,929	5,557
Income tax payable	3,455	3,485
Current contingent liabilities	2,810	4,022
Current deferred revenue	7,271	8,207
Current operating lease liabilities	3,417	1,780
Total current liabilities	24,241	26,022
Long-term contingent liabilities	3,384	4,089
Deferred income taxes, net	17,189	21,341
Long-term operating lease liabilities	23,100	24,016
Long-term deferred revenue	3,479	4,325
Other long-term liabilities	40	46
Total liabilities	71,433	79,839
Stockholders' equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized at June 30, 2023 and December 31, 2022; no shares issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at June 30, 2023 and December 31, 2022; 116,151,716 and 115,218,229 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	12	12
Additional paid-in capital	343,419	330,100
Accumulated other comprehensive (loss) income	(49)	9
(Accumulated deficit) Retained earnings	(9,576)	11,252
Total stockholders’ equity	333,806	341,373
Total liabilities and stockholders’ equity	$405,239	$421,212

OMNIAB, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
License and milestone revenue	$4,330	$2,325	$16,976	$6,426
Service revenue	2,451	4,735	6,409	9,994
Royalty revenue	165	139	480	402
Total revenues	6,946	7,199	23,865	16,822
Operating expenses:
Research and development	14,133	11,484	27,892	22,256
General and administrative	8,738	5,003	16,933	9,115
Amortization of intangibles	3,380	3,113	6,749	6,518
Other operating expense (income), net	140	165	189	(278)
Total operating expenses	26,391	19,765	51,763	37,611
Loss from operations	(19,445)	(12,566)	(27,898)	(20,789)
Other income:
Interest income	1,285	—	2,609	—
Other expense	(4)	—	(4)	—
Total other income, net	1,281	—	2,605	—
Loss before income taxes	(18,164)	(12,566)	(25,293)	(20,789)
Income tax benefit	3,436	2,290	4,465	4,231
Net loss	$(14,728)	$(10,276)	$(20,828)	$(16,558)

Net loss per share, basic and diluted	$(0.15)	$(0.12)	$(0.21)	$(0.20)
Weighted-average shares outstanding, basic and diluted	99,493	82,612	99,326	82,612